Exhibit 5.1

Boston   Brussels   Chicago   Dallas   Düsseldorf   Frankfurt   Houston   London   Los Angeles   Miami

Milan   Munich   New York   Orange County   Paris   Rome   Seoul   Silicon Valley   Washington, D.C.

Strategic alliance with MWE China Law Offices (Shanghai)

December 23, 2020

My Size, Inc.

4 Hayarden St.

P.O.B. 1026,

Airport City, 7010000

Israel

Re:	My Size, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to My Size, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering on a delayed basis pursuant to Rule 415 under the Securities Act of up to an aggregate initial offer price of $100,000,000 of (i) shares of common stock, par value $0.001 per share (“Common Stock”), including Common Stock as may from time to time be issued upon exchange of Debt Securities (as defined below) or the exercise of Warrants or Units (each as defined below); (ii) debt securities (“Debt Securities”), which, unless otherwise provided in any supplement to the prospectus forming a part of the Registration Statement relating to a particular series of the Debt Securities, may be in the form of (a) senior debt securities to be issued pursuant to an indenture (the “Senior Indenture”) proposed to be entered into between the Company and a trustee (the “Senior Trustee”), a form of which indenture is being filed as an exhibit to the Registration Statement or (b) subordinated debt securities to be issued pursuant to an indenture (the “Subordinated Indenture” and the Senior Indenture, each individually, an “Indenture”) proposed to be entered into between the Company and a trustee (the “Subordinated Trustee” and the Senior Trustee, each individually, a “Trustee”), a form of which indenture is being filed as an exhibit to the Registration Statement; (iii) warrants for the purchase of Common Stock or Debt Securities (“Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named in the applicable Warrant Agreement (each, a “Warrant Agent”); and (iv) units consisting of one or more of the Company’s Common Stock, Debt Securities or Warrants, or any combination of those securities (“Units”), pursuant to one or more unit agreements (each, a “Unit Agreement”) proposed to be entered into between the Company and one or more unit agents to be named in the applicable Unit Agreement (each, a “Unit Agent”). The Common Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities.”

The Securities may be sold from time to time as set forth in the Registration Statement and the prospectus which forms part of the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

U.S. practice conducted through McDermott Will & Emery LLP.

340 Madison Avenue New York New York 10173-1922   Telephone: +1 212 547 5400   Facsimile: +1 212 547 5444   www.mwe.com

December 23, 2020

For purposes of this opinion letter, we have assumed that each Indenture, in substantially the form reviewed by us, any supplemental indenture to each such Indenture, each Warrant Agreement and each Unit Agreement will be duly authorized, executed and delivered by the applicable Trustee, Warrant Agent or Unit Agent, as the case may be, and that any Debt Securities, Warrants or Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee, Warrant Agent or Unit Agent, as the case may be.

In arriving at the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certificates of officers and other representatives of the Company, instruments and certificates of public officials, corporate records and such other documents as we have deemed necessary as the basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials and others.

We have also assumed that (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company (the “Board”) consistent with the procedures and terms described in the Registration Statement and the applicable Prospectus Supplement (each, a “Board Action”) and in accordance with the Company’s Amended and Restated Certificate of Incorporation, as amended, the Company’s Amended and Restated Bylaws and applicable Delaware law, (ii) the Registration Statement and any amendments thereto (including post-effective amendments) are effective under the Securities Act, (iii) a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and (vii) the Securities as executed and delivered do not result in a default under or breach of any agreement or instrument binding upon the Company.

Based upon, subject to and limited by the assumptions, qualifications and other limitations set forth herein, we are of the opinion that, as of the date hereof:

1. Upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of such Common Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable purchase or underwriting agreement, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Common Stock issued under the Registration Statement will be validly issued and fully paid and non-assessable.

2. When the Indenture has been duly executed on behalf of the Company and the Trustee thereunder, the Trustee has been qualified to act as trustee under the Indenture and the Debt Securities have been duly established by the Indenture or any supplemental indenture thereto, duly authorized and established by applicable Board Action and duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable purchase or underwriting agreement, the Indenture and any applicable supplemental indenture thereto, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with the terms thereof, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance or moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

December 23, 2020

We have assumed for purposes of this opinion, with respect to obligations of the Company under the Indenture that, from and after execution of the Indenture by the Trustee (i) the Trustee will be duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and duly qualified to engage in the activities contemplated by the Indenture, (ii) such Indenture will have been duly authorized, executed and delivered by, and constitute the legal, valid and binding obligation of, the Trustee, enforceable against the Trustee in accordance with its terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance or moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability, (iii) the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations and (iv) the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We have also assumed that each Indenture, in substantially the form reviewed by us, any supplemental indenture to each such Indenture, each Warrant Agreement and each Unit Agreement will be duly authorized, executed and delivered by the applicable Trustee, Warrant Agent or Unit Agent, as the case may be, and that any Debt Securities, Warrants or Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee, Warrant Agent or Unit Agent, as the case may be.

We express no opinion as to the applicability of, compliance with or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and, to the extent relevant to the opinions expressed herein, the laws of the State of New York.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed herein.

We hereby consent to the submission of this opinion to the Commission as an exhibit to the Registration Statement. We hereby also consent to the reference to our Firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ McDermott Will & Emery LLP